UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 3, 2013

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34757 (Commission File No.)	22-2166630 (IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 4, 2013, Spectrum Brands, Inc., a subsidiary of Spectrum Brands Holdings, Inc. (“Spectrum Brands”), announced that it had closed on $1.15 billion of term loans (the “New Term Loans”) pursuant to the New Term Loan Commitment Agreement No. 1 among Spectrum Brands, SB/RH Holdings, LLC (“Holdings”), the lenders party thereto, and Deutsche Bank AG New York Branch, as administrative agent (the “Term Administrative Agent”).  The proceeds of the New Term Loans were used (i) to fund the consummation of the Company’s previously announced cash tender offer and consent solicitation (the “Tender Offer and Consent Solicitation”) to purchase any and all of its outstanding 9.500% Senior Secured Notes due 2018 (the “Notes”), (ii)  to fund the Satisfaction and Discharge (as defined below in Item 1.02) with respect to Notes not tendered in the Tender Offer and Consent Solicitation and (iii) for working capital and general corporate purposes.

In connection with the New Term Loans, the Tender Offer and Consent Solicitation and the Satisfaction and Discharge, Spectrum Brands also entered into (i) No. 1 Amendment to the Term Credit Agreement of Spectrum Brands dated as of December 17, 2012 with Holdings, Spectrum Brands Canada, Inc., as Canadian borrower, Term Administrative Agent and lenders party thereto from time to time and (ii) that certain Sixth Amendment to its Loan and Security Agreement, dated as of June 16, 2010, with Holdings, Bank of America, as collateral agent and administrative agent, certain subsidiaries of Spectrum Brands and lenders party thereto from time to time.

Interested parties should read Spectrum Brands’ announcements and public filings regarding the New Term Loans.

Item 1.02	Termination of a Material Definitive Agreement

On September 4, 2013, Spectrum Brands announced the satisfaction and discharge of the indenture governing the Notes (the “Satisfaction and Discharge”).

Interested parties should read Spectrum Brands’ announcements and public filings regarding the Satisfaction and Discharge.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 8.01	Other Events

Spectrum Brands also announced that it had accepted for purchase, pursuant to Tender Offer and Consent Solicitation, $898,067,000 aggregate principal amount of the Notes.  The Tender Offer and Consent Solicitation  expired at 11:59 p.m, New York City time, on September 3, 2013.  As noted in Item 1.02 above, on September 4, 2013 the Spectrum Brands called for redemption the remaining Notes not tendered in the Tender Offer and Consent Solicitation.

Interested parties should read Spectrum Brands’ announcements and public filings regarding the Tender Offer and Consent Solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

Dated:  September 4, 2013